OFFICERS' CERTIFICATE

            SUPPLEMENTAL TO THE OFFICERS' CERTIFICATE DATED JUNE 18, 1993
                    (UNDER SECTIONS 201 AND 301 OF THE INDENTURE
                 REFERRED TO HEREIN OF NORTHWEST NATURAL GAS COMPANY)

                    Pursuant to Sections 201 and 301 of the Indenture, dated as of June 1, 1991 (the "Indenture"), from Northwest Natural Gas Company (the "Company") to Bankers Trust Company, as trustee (the "Trustee"), and pursuant to the resolutions of the Company's Board of Directors, dated May 27, 1993 (the "Board Resolution"), we, Bruce R. DeBolt and C. J. Rue, a Senior Vice President and the Secretary, respectively, of the Company do hereby certify that:

                    1. The terms of the Company's Unsecured Medium-Term Notes, Series B (the "Notes"), have been established pursuant to Sections 201 and 301 of the Indenture in the Officers'
          Certificate dated June 18, 1993, unless otherwise provided in subsequent Officers' Certificates;

                    2. The Notes shall, in the case of Notes bearing interest at a fixed rate, be in substantially the form set forth in Exhibit 1 hereto; and

                    3. Pursuant to the Board Resolution, the following additional terms are hereby added for the benefit of the Holders of the Notes:

                         If the Company shall make any deposit of money
               and/or Government Obligations with respect to the Notes, or any portion of the principal amount thereof, prior to the Maturity or redemption of such Notes or such portion of the principal amount thereof, for the satisfaction or discharge of the indebtedness of the Company in respect to such Notes or such portion thereof as contemplated by Section 701 of the Indenture, the Company shall deliver to the Trustee either:

                         (A) an instrument wherein the Company,
               notwithstanding such satisfaction and discharge, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 701 of the Indenture), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or such portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the amount of such deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                         (B) an Opinion of Counsel to the effect that the
               Holders of such Notes, or such portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such satisfaction and discharge and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

                    4. Pursuant to Section 301 of the Indenture, the terms of any Tranche of the Notes, to the extent not established in the Indenture, by an indenture supplemental to the Indenture, in the Board Resolution or herein, shall be determined by the officers of the Company and communicated to the Trustee by a Company Order or Orders substantially in the form attached hereto as Exhibit 2, or determined by an officer or officers of the Company or its agent or agents and communicated to the Trustee in accordance with procedures, acceptable to the Trustee, specified in such Company Order or Orders.

                    5. The officers and agents of the Company who, initially, are authorized, from time-to-time, to execute and deliver Company Orders or any documents in connection therewith and to carry out procedures specified therein are listed on the Incumbency Certificate, dated the date hereof, attached hereto as
          Exhibit 3.

                    6. An Opinion of Counsel, of even date herewith, complying with Section 303 of the Indenture, is attached hereto as Exhibit 4.

               IN WITNESS WHEREOF, we have hereunto signed our names this
               day of           , 1998.
          ----        ----------




                                             ----------------------------
                                                  Senior Vice President




                                             ----------------------------
                                                      Secretary

                                                               Exhibit 1 to
                                                      Officers' Certificate


          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          Registered No.                     Registered Principal Amount
                                             $



                            NORTHWEST NATURAL GAS COMPANY
                         UNSECURED MEDIUM-TERM NOTE, SERIES B

               CUSIP:                             Interest Payment Dates:

               Interest Commencement Date:        Regular Record Dates:

               Interest Rate:                     Redeemable:   Yes   No
                                                                   --   --
               Stated Maturity Date:              In Whole:   Yes   No
                                                                 --   --
               Repayable at Option of Holder:     In Part:   Yes   No
                                                                --   --
                    Yes      No                   Initial Redemption Date:
                       ---      ---
                    Repayment Date(s):            Initial Redemption Price:

                    Repayment Price(s):           Reduction Percentage:

                    Election Period(s):           Redemption Limitation Date:

               Other Provisions:

                    NORTHWEST NATURAL GAS COMPANY, a corporation duly organized and existing under the laws of the State of Oregon (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal amount specified above on the Stated Maturity Date specified above, and to pay interest thereon from the Interest Commencement Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date specified above in each year, commencing (except as provided in the following sentence) with the Interest Payment Date next succeeding the Interest Commencement Date specified above, at the Interest Rate per annum specified above, until the principal hereof shall have been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in such Indenture, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that, if the Interest Commencement Date of this Security shall be after a Regular Record Date and before the corresponding Interest Payment Date, payment of interest shall commence on the second Interest Payment Date succeeding such Interest Commencement Date and shall be paid to the Person in whose name this Security was registered on the Regular Record Date for such second Interest Payment Date; and provided, further, that interest payable on the Stated Maturity Date specified above shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

                    Payment of the principal of, and premium, if any, and interest on, this Security shall be made at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, that payment of principal, and premium, if any, and interest, payable on the Stated Maturity Date specified above or upon redemption, at the request of the Holder, will be made at said office or agency in immediately available funds upon presentation of this Security.

                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of June 1, 1991 (such Indenture, as originally executed and delivered and as thereafter supplemented and amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), from the Company to Bankers Trust Company, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities have been, and will be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

                    If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day, payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be.

                    If so specified above, this Security is subject to redemption at any time on or after the Initial Redemption Date specified above, as a whole or, if so specified, in part, at the election of the Company, at the applicable redemption price (as described in the following sentence or as set forth above under "Other Provisions") plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified above for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified above until such redemption price is 100% of the principal amount of this Security to be redeemed.

                    Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified above, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the effective interest cost to the Company (similarly calculated) of this Security.

                    Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 90 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the Redemption Price of, and interest, if any, on, this Security on or prior to the date fixed for such redemption. A notice of redemption so conditioned shall be of no force or effect if such money is not so received; and, in such event, the Company shall not be required to redeem this Security.

                    The Company shall not be required to (a) register the transfer of or exchange Securities of this series and Tranche during a period of 15 days immediately preceding the selection of Securities of this series and Tranche to be called for redemption or (b) issue, register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                    In the event of redemption of this Security in part only, a new Security or Securities of this series and Tranche of authorized denominations, of like tenor and in aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Security.

                    If so specified above, this Security is repayable by the Company at the option of the Holder hereof on the Repayment Date or Dates and at the Repayment Price or Prices specified above, plus accrued interest to the date of repayment. The repayment option may be exercised by the Holder of this Security for less than its entire principal amount, provided that the principal amount to be repaid is equal to $1,000 or an integral multiple of $1,000. For this Security to be repaid at the option of the Holder hereof, the Company must receive this Security at its office or agency in the Borough of Manhattan, The City of New York, no later than the close of business on the last day of the Election Period or Periods specified above, together with the form entitled "Option to Elect Repayment" set forth below on, or otherwise accompanying, this Security, duly completed. Any such election so received by the Company within any such Period shall be irrevocable. If the last day of the Election Period or Periods specified above shall not be a business day, the Election Period or Periods shall end at the close of business on the next succeeding business day.

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of any series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest, on, this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

                    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and, thereupon, one or more new Securities of this series and Tranche of authorized denominations and of like tenor and aggregate principal amount will be issued to the designated transferee or transferees.

                    The Securities of this series are issuable only as Registered Securities, without coupons, in denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series and Tranche are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, New York.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    Prior to due presentment of this Security for registra-tion of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                    As provided in the Indenture, no recourse shall be had for the payment of the principal of, or premium, if any, or interest on, any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), because of the indebtedness thereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                    Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instru-ment to be duly executed under its corporate seal as of the date of authentication set forth below.

                                   NORTHWEST NATURAL GAS COMPANY


                                   By:
                                      -------------------------------------

          [SEAL]

          Attest:


          ---------------

                    This is one of the Securities of the series designated in accordance with, and referred to in, the within-mentioned Indenture.

          Date of Authentication:

                                             Bankers Trust Company
                                             as Trustee

                                             By:
                                                ---------------------------
                                             Authorized Signatory


                              -------------------------

                    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
                                     --------------------------------------
                                     [please insert social security
                                     or other identifying number of
                                     assignee]


          -----------------------------------------------------------------
          [name and address of transferee must be printed or typewritten]


          -----------------------------------------------------------------
          the within Security of NORTHWEST NATURAL GAS COMPANY and does hereby irrevocably constitute and appoint


          -----------------------------------------------------------------
          attorney, to transfer said Security on the books of the within-mentioned Company, with full power or substitution in the premises.

          Dated:
                ------------------------     ------------------------------

                              OPTION TO ELECT REPAYMENT

               PLEASE TAKE NOTICE that the registered owners of this
          Security elect to cause $              ,000 in principal amount
                                   --------------
          of this Security to be repaid on           (a Repayment Date
                                           ---------
          specified on this Security) at the Repayment Price specified on this Security, plus accrued interest to the Repayment Date.

               If payment by check is desired, give name and mailing address of the registered owner:


          -----------------------------------------------------------------

          -----------------------------------------------------------------

               If payment by wire transfer is desired, provide the following information:

          -----------------------------------------------------------------

          -----------------------------------------------------------------

           (name of registered owner, account number, ABA number, name and address of bank)


          Dated:
                --------------     ----------------------------------------
                                   Signature of registered owners or duly
                                   authorized agent or attorney

          (If an agent or attorney signs, attach the power of attorney or other proof of appointment or authority. All signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Addresses and account information must be printed or typewritten.)